CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gerald Lau, President and Chief Executive Officer, and Eddie Chou, Chief Financial Officer, of Biopack Environmental Solutions Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-QSB of Biopack Environmental Solutions Inc. for the quarterly period ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Biopack Environmental Solutions Inc.

Dated: November 19, 2007

/s/ Gerald Lau
Gerald Lau
President and Chief Executive Officer
(Principal Executive Officer)

Eddie Chou
Eddie Chou
Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Biopack Environmental Solutions Inc. and will be retained by Biopack Environmental Solutions Inc. and furnished to the Securities and Exchange Commission or its staff upon request.